Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-198706, 333-198706, 333-250207 and 333-258081) of Novartis AG of our report dated February 1, 2022, except for the effects of discontinued operations discussed in Note 1 to the consolidated financial statements, which is as of January 30, 2024, relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers AG
Basel, Switzerland
January 30, 2024